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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2003

THE TITAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6035	95-2588754
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
3033 Science Park Drive San Diego, California 92121-1199 (Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (858) 552-9500

Item 5. Other Events.

        On April 30, 2003, The Titan Corporation (the "Company") announced that it intends to offer $200 million of senior subordinated notes due 2011 for sale in a private placement. A copy of the Company's press release dated April 30, 2003 relating to the proposed offering is attached hereto as Exhibit 99.1.

Item 7. Exhibits.

99.1
Press Release issued by the Company on April 30, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE TITAN CORPORATION
Dated: April 30, 2003	By:	/s/ NICHOLAS J. COSTANZA Nicholas J. Costanza Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

99.1
Press Release issued by the Company on April 30, 2003.

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SIGNATURE
INDEX TO EXHIBITS